As filed with the Securities and Exchange Commission	on Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WINDGATE ACQUISITION LTD.
(Exact name of registrant as specified in its charter)

Delaware	7011	27-4754310
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

105 West Main Street, Suite 2B
P.O. Box 10250
Bozeman, Montana 59719
866-583-8885
 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michael B. Elliott
105 West Main Street, Suite 2B
P.O. Box 10250
Bozeman, Montana 59719
866-583-8885
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to
Cassidy & Associates
9454 Wilshire Boulevard
Beverly Hills, California 90212
 (202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement
       of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee
Common Stock	4,000,000 shares	$6.00	$24,000,000	$2,786.40
Common Stock held by
Selling Shareholders	1,500,000 shares	$6.00	$9,000,000	$1,044.90

Total	5,500,000 shares	$6.00	$33,000,000	$3,831.30

(1)    There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of (i) up to 4,000,000 shares of Windgate Acquisition Ltd. common stock at an offering price of $6.00 per share and (ii) up to 1,500,000 shares of common stock offered by existing holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2011

WINDGATE ACQUISITION LTD.
Up to a maximum of (i) 4,000,000 shares of Common Stock offered by the Company at $6.00 per share and (ii) 1,500,000 shares of Common Stock offered by selling shareholders at $6.00 per share

This prospectus relates to the offer and sale of (i) 4,000,000 shares of common stock (the “Shares”) of Windgate Acquisition Ltd. (the “Company”), $0.0001 par value per share, at a price of $6.00 per share and (ii) 1,500,000 shares of common stock offered by the holders thereof (the “Selling Shareholder Shares”) at a price of $6.00 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

There is no minimum number of Shares that must be sold by the Company before the offering can be closed and/or monies raised thereby utilized.  The Company plans to utilize funds as they are invested during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company and the selling shareholders is (in aggregate) 5,500,000.  Funds received by the Company will be immediately available to the Company for use by it.

The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

All or some Shares may be sold by the officers and directors of the Company.  None of these officers or employees will receive any commission or compensation for the sale of the Shares.  The Company has no current arrangements nor has it entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price	Placement	Proceeds	Proceeds to
	To Public	Agent discount (1)	to the Company	Selling Shareholders
Per Common Stock Share
Offered by Company	$6.00 per share	$0.60 per share	$5.40 per share	$0.00 per share
Offered by Selling Shareholders	$6.00 per share	$0.60 per share	$0.00 per share	$5.40 per share

(1)
Assumes an underwriters’ discount or commission of 10%. The Company does not know if it will enter any arrangement with any underwriter or other placement agent but if such arrangement is entered into, the Company expects it will pay customary commission amounts.

(2)
(2) Assumes no underwriters’ or brokers’ discount.  The selling shareholders may offer their shares through underwriters, broker-dealers, agents or other intermediaries.  No such arrangements have currently been entered into and would be separately negotiated and entered into by such selling shareholder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

Windgate Acquisition Ltd.
105 West Main Street, Suite 2B
P.O. Box 10250
Bozeman, Montana 59719
866-583-8885

Prospectus dated __________________, 2011

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward Looking Statement	14
Use of Proceeds	14
Determination of Offering Price	15
Dividend Policy	15
Dilution	15
Concurrent Sales	15
Plan of Distribution	15
Description of Securities	16
Plan of Operation	18
The Business	20
The Company	21
Management's Discussion and Analysis of Financial Condition and Results of Operations	23
Management	25
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	28
Selling Shareholders	28
Shares Eligible for Future Sales	29
Legal Matters	29
Experts	29
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Financial Statements	F-1

Part II

Other Expenses of Issuance and Distribution	31
Indemnification of directors and Officers	31
Recent Sales of Unregistered Securities	31
Exhibits	31
Undertakings	32
Signatures	33
_________________

Until [_______________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History and Development of the Company

The Company is a development-stage company focusing on acquiring, operating and managing hospitality properties across the United States.  The Company was incorporated in the State of Delaware on January 11, 2011.   The Company recently acquired all of the outstanding equity interests and assets of Windgate Capital Partners LLC (“Windgate LLC”), a limited liability company incorporated in the State of Delaware on May 13, 2010.  Windgate LLC was founded to undertake selected mergers and acquisitions, but has not completed any transactions or significant activities to date. As a result of this recently completed transaction, Windgate LLC is presently a wholly owned subsidiary of the Company.  References herein to the Company’s activities and operations include the limited activities and operations to date of Windgate LLC, which was a predecessor-in-interest to the Company.

The Company plans to acquire hotel properties across the United States and improve the operations and management of such hotels.  The Company anticipates that its hotel properties will include full-service, extended stay and limited service operations.  Currently, the Company plans to target properties in several areas, including downtown centers, airports, and suburban locations.  Each hotel that the Company will acquire will be strategically located and intended to serve as a hospitality provider for its selected market. Generally, the Company will concentrate its efforts in acquiring, operating and managing mid-priced hotels, however, from time to time the Company may also consider opportunities in low-price or discount hotels (or motels) and premium, higher-priced hotels (e.g. five-star hotels.)

The Company believes that its success will be bolstered by a focus on building its business through mergers and acquisitions.  To that end, the Company plans to continuously identify, refine, evaluate and analyze potential merger and acquisition opportunities in the hospitality sector.  The Company also believes that one of its key strengths will be identifying opportunistic acquisition opportunities.  The Company will typically seek undervalued or under-performing hotel properties that can be rehabilitated or improved, such that the Company can realize a significant return on its investment.  While the primary focus of the Company will be in acquiring, operating and managing hotels, from time to time the Company expects to profit from the pursuit of selective dispositions and sales of its hotel properties to third parties.

In addition to pursuing an effective mergers and acquisitions strategy, the Company also plans to provide superior customer service at all of its hotels.  In acquiring a variety of hotels, the Company plans to infuse throughout its organization (and at each of the individual properties) a culture of providing customers the finest service, facilities and value for guests.  Regardless of geographic boundaries or disparities in the price ranges of its acquired hotels, the Company plans to develop a commitment to customer service and superior value for all of its guests.

The Company plans to operate its properties using a fair and practical management approach.  While individual managers will be appointed to oversee each individual hotel, the Company’s executive officers and corporate managers will play a critical role in providing senior-level management support and considering and approving important decisions.

As of the date hereof, the Company has not acquired any hotel properties, but is actively engaged in the initial process of identifying and evaluating potential hotel acquisition opportunities.  The Company, through Windgate LLC, has entered into a contract to purchase The Microtel Inn & Suites (“Microtel”)  located in Bozeman, Montana.  Microtel is a Wyndham brand.  The acquisition opportunity consists of an operational three-story hotel with 61 rooms.  The property is 81,413 square feet and is on a lot of 1.869 acres.  The Company believes that this hotel offers a suitable acquisition opportunity as it is located in a city with favorable trends, including solid residential growth trends, a burgeoning business community, Montana State University, and nearby tourist attractions.  The Company is seeking to form relationships with major hotel brands and franchisors that have individual hotel properties available for sale that may be of suitable acquisition interest for the Company.

Risks and Uncertainties facing the Company

As a development-stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.  That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  Except as disclosed in the section of this Prospectus entitled “Management”, management of the Company has no prior experience in acquiring, operating and/or managing hotels or properties similar to that of the Company.

One of the biggest challenges facing the Company is the identifying and targeting appropriate acquisition opportunities.  The Company is in the process of identifying such properties.  The Company believes that the current marketplace offers suitable acquisition opportunities in the hospitality sector, but there can be no assurance that the Company will be able to successfully acquire, operate and manage such properties.

Another major challenge facing the Company is the ability to raise adequate capital to acquire hotel properties.  To successfully execute its business plan, the Company requires the ability to raise adequate capital and deploy such capital to acquire suitable hotel properties.

If the Company is unable to raise adequate capital to complete acquisitions or develop a suitable acquisition opportunities, it is unlikely that the Company will successfully develop its operations and execute its business plan as contemplated.

Moreover, there is no assurance that properties to be acquired by the Company, if any, will be favorably received in the marketplace by guests or will exhibit steady growth.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

There is no minimum number of Shares that must be sold by the Company before the offering can close and the Company can immediately use any funds raised in this offering.  The maximum number of Shares that can be sold by the Company pursuant to the terms of this offering is 4,000,000.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus also relates to the offer and sale by three (3) shareholders of the Company of up to 1,500,000 Shares (the “Selling Shareholder Shares”).  The selling shareholders will offer their shares at a price of $6.00 per share until such as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	5,500,000	(1)

Maximum number of shares of common stock offered by the Company	4,000,000

Common stock for sale by selling shareholders	1,500,000

Total maximum number of shares of common stock offered	5,500,000

Common stock outstanding after the offering if maximum number sold	8,000,000	(2)

Offering Price	$6.00 per share

Proceeds to the Company	$24,000,000	(2) (3)

(1) Based on number of shares outstanding as of the date of this prospectus.
(2) Assumes the sale of the maximum number of Shares.
(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Summary Financial Information

The Company was recently formed and was incorporated in the State of Delaware in January 2011.  The Company recently acquired Windgate LLC, and accordingly, the financial summary below reflects the financial statements of the Company based on the inclusion of Windgate LLC prior to the actual formation and incorporation of the Company.  References below, and herein in this Prospectus, to the financial statements or financial performance of the Company, include the financial statements or financial performance (as applicable) of Windgate LLC, which was a predecessor-in-interest to the Company.

The statements of operations data for the period from May 13, 2010 (inception) to September 30, 2010 and the balance sheet data at September 30, 2010 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus.

Period ended September 30, 2010
Statement of operations data
Revenue	$0
Net loss	$(133,302)
Net loss per share, basic and diluted	—
Weighted average number of shares
outstanding, weighted and diluted	—

September 30, 2010
Balance sheet data
Cash and cash equivalents	$31,610
Other assets	$0
Total assets	$31,610
Total liabilities	$6,500
Total stockholders’ deficit	$25,110

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the period ended September 30, 2010 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated retained earnings deficiency at (133,302).  These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of additional capital.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages of personnel and equipment, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company must develop a means to identify suitable acquisition opportunities and raise sufficient capital to purchase such hotels in order to grow its business and successfully execute its business plan.

An impediment to the Company’s development and expansion in its market could be the difficulty in finding suitable hotel acquisition opportunities and obtaining adequate capital to finance such acquisition transactions.  The Company anticipates utilizing a variety of sources to identify prospective hotel acquisitions and to reach its target acquisition market through the networks of management, word-of-mouth, online and offline advertising, attendance at trade shows and industry conferences and researching industry data and publications.  A failure to adequately identify and evaluate potential hotel acquisitions would seriously impede the ability of the Company to develop as a leader in its sector.

Furthermore, the Company may require additional funding (through subsequent public and/or private offerings of its common stock or other securities, as well as debt) in order to consummate acquisitions of hotels that it has identified as attractive acquisitions targets.  There is no guarantee or assurance that the Company will be able to raise such additional funds or that the receipt of any such financing would be on terms that are not unfavorable to existing investors (such as those investors that may invest through this offering).

No assurance of commercial success of operating or management plans or objectives.

Even if the Company is able to identify suitable hotel acquisition opportunities and raise sufficient capital to acquire such hotels, there is no assurance that the Company will realize commercial success in operating or managing such hotels or that the Company’s operating or management plans or objectives will experience any commercial success.

The Company has not acquired, operated or managed any hotels.

Since inception, the Company has not acquired, operated or managed any hotels.

The Company is a development-stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development-stage company with no developed finance and accounting organization and the rigorous demands of being a public reporting company will require a structured and developed finance and accounting group. As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly than for established companies and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company has no revenues to date.

The Company has generated no revenues to date.  The Company has no operations to date and management’s time, and most of the Company’s limited resources, have been spent in developing an acquisition strategy, researching potential acquisition opportunities, contacting potential acquisition targets, exploring marketing contacts, preparing a business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company is a development-stage company and has little experience in acquiring, operating or managing hotels.

The Company is a development-stage company and as such has no experience in acquiring, operating or managing hotels.  Such lack of experience may result in the Company experiencing difficulty in adequately setting acquisition criteria or negotiating and consummating acquisitions of hotels.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to operating and managing hotels.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s hotels are unlikely to thrive.  In addition, the Company’s lack of experience in acquiring hotels may result, in spite of the successful performance and operability of its management, in difficultly in actually realizing an attractive investment return from the acquisition for the Company.  For example, if the Company poorly negotiated an acquisition and agreed to unfavorable terms or if the Company overpaid in an acquisition of a hotel, such acquisition may ultimately deliver low or negative yields to the Company despite its success in operating and managing such hotel property.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need the franchise approvals, licenses and other relationships of third parties in order to develop and grow its business.  In the future, the Company anticipates applying for additional approvals and licenses as well building relationships with third parties in the industry.  Such licenses and relationships would allow the Company to operate hotels using the name, brand awareness and goodwill of the licensor, thereby allowing the Company to benefit from existing brand recognition of the third parties and established consumer awareness of the Company’s acquired hotels.  The Company will be substantially dependent on these strategic partners and third party relationships.

The Company will require additional capital in order to execute its business plan and expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company, has limited operations and is relying on this offering to finance its development and operations.  As of September 30, 2010, the Company had accumulated losses of $133,302.  The Company will require additional capital in order to execute its current business plan, and as a result, the Company may not be able to successfully implement its business model.  The Company estimates it will likely need up to the maximum offering amount of $24,000,000 to execute its business plan as herein described.  If the Company raises an amount less that the projected amount, it will not be able to develop all aspects of its business plan as preferred and it will instead have to develop such plan in a more incremental manner.  In addition, although this offering will provide the Company with cash for its working capital, the Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully acquire hotels, improve their operations to reach profitability, and manage such hotels in a manner so as to achieve recurring profitability, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no hotel acquisitions have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company’s business plan is hinged on its ability to acquire, operate and manage hotels.  If the Company is unable to acquire, operate or manage hotels, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The Company will likely need subsequent financing.

Although the Company anticipates that upon realization and completion of the full amount of this offering, the Company may be able to internally generate sufficient profits to continue the expansion plans of the Company, there cannot be any assurance that this can be accomplished.  In fact, the Company presently believes that it will likely need to obtain additional financing in the future, which could cause additional dilution to investors participating in this offering.

Certain shareholders own, and will continue to own, a substantial portion of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Windgate Global LLC, a Delaware limited liability company, is currently the beneficial owner (with its related parties) of approximately 91% of the Company’s outstanding common stock, and assuming sale of all the Shares, will own 50% of the Company's then outstanding common stock upon closing of the offering.  As such, Windgate Global, LLC, will be able to control most matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. A beneficial owner of a minority (33.0%) of the ownership interests of Windgate Global, LLC is Norman W. Nash, who is also a Director of the Company.  The other beneficial owner of the majority (67.0%) of the ownership interests of Windgate Global, LLC is Tim Diego, making him a significant beneficial owner of the shares of the Company’s common stock prior to and after the offering.

Executive officers and directors of the Company will retain significant voting power after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially (through one director’s minority ownership in Windgate Global, LLC) own approximately 16.5% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled mergers and acquisitions, hotel management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to acquire, operate and manage its hotel properties and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s hotels may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industry.

The Company may face competition from other companies that offer similar solutions, ranging from regional hospitality organizations to large multinational companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger hotel bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, pursue more advantageous merger and acquisition opportunities, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners.  Accordingly, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent market survey has been performed to determine the number of potential acquisition targets for the Company’s objectives in the hospitality sector.  While the Company believes that the hotel industry is significantly fragmented and that numerous opportunities exist to buy hotels at attractive valuations, the Company has conducted only limited internal marketing studies and/or analysis which indicate the same.  Accordingly, no assurances can be given that upon the Company’s receipt of additional funds through this offering that any such funds can be duly utilized by the Company to acquire suitable hotels.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current or future environmental laws and regulations may affect the ability of the Company to operate its business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may be subject to various federal, state and local laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place. The hotel facilities may have an agreement with a waste management company for the proper disposal of all environmental waste, but the use of such waste management companies does not immunize the Company from alleged violations of such laws for operations for which it is responsible even if carried out by such waste management companies, nor does it immunize the Company from third-party claims for the cost to cleanup disposal sites at which such wastes have been disposed.

Environmental laws and regulations impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

Under various federal and state laws, owners or operators of real estate may be required to respond to the release of hazardous substances on the property and may be held liable for property damage, personal injuries or penalties that result from environmental contamination.  These laws also expose the Company to the possibility that it may become liable to reimburse the government for damages and costs incurred in connection with the contamination.  Environmental liabilities may be present in properties to be acquired by the Company may incur costs to remediate contamination, which could have a material adverse effect on the business of the Company or its financial condition.

In acquiring hotels as part of its business plan, the Company will be exposed to the additional risks of becoming an owner of real estate.

The risks of an investment in real estate, to which the Company will be exposed by virtue of its acquiring any hotel, will depend upon many factors over which the Company will have no control. For example, the yields available from investments in real estate depend on the amount of income earned and capital appreciation generated by the property as well as the expenses incurred. Income from the investments may be adversely affected by the general economic climate, local conditions, such as an oversupply of space, or a reduction in demand for the Company’s services or properties in the relevant area, competition from other available properties in the area and increased operating costs (including, but not limited to, real estate taxes). Certain significant expenditures associated with an investment in real estate (such as, without limitation, mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including, without limitation, real estate, zoning and tax laws), interest rate levels and the availability of financing.

Furthermore, federal regulations require building owners and those exercising control over a building’s management to identify and warn their employees and certain other employers operating in the building of potential hazards posed by workplace exposure to installed asbestos-containing materials and potential asbestos-containing materials in their buildings.  Significant fines can be assessed for violation of these regulations.  Building owners and those exercising control over a building’s management may be subject to an increased risk of personal injury lawsuits.  Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and/or disposal of asbestos-containing materials and potential asbestos-containing materials when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building.  Such laws may impose liability for improper handling or a release to the environment of asbestos-containing materials and potential asbestos containing materials and may provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with asbestos-containing materials and potential asbestos-containing materials.

The presence of mold, lead-based paint, contaminants in drinking water, radon and/or other substances at one of the Company’s properties may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan and may result in third party litigation for personal injury or property damage.  Furthermore, in some circumstances, areas affected by mold may be unusable for periods of time for repairs, and even after successful remediation, the known prior presence of extensive mold could adversely affect the ability of the property to retain or attract hotel guests and could adversely affect the property’s market value.  If the Company fails to comply with such laws, it would face increased expenditures both in terms of fines and remediation of the underlying problem(s), potential litigation relating to exposure to such materials, and a potential decrease in value to business associated with such hotel property and in the value of the property itself.  Therefore, the Company’s failure to comply with existing environmental laws would have an adverse effect on its earnings, its financial condition and its ability to pursue its growth strategy.

The Company is unable to predict the future course of federal, state and local environmental regulation and legislation. However, the Company believes that any changes in the environmental regulatory framework could have a material adverse effect on the Company and its business.

The Company may become the co-owner of real estate assets, exposing the Company to additional risks from co-ownership..

The Company may acquire real estate assets alongside third parties, who would be a co-owner of the asset with the Company.  Co-ownership of an asset with one or more third parties involves a number of additional and unique risks, including inability to make decisions due to disagreements between co-owners and potential liability from the actions and omissions of a co-owner.

If the Company uses leverage (as is often used in real estate acquisitions) in its acquisitions of hotels, the Company will be subject to certain additional risks.

In utilizing leverage to acquire any hotels, the Company will incur additional risks that are traditional to the use of leverage to finance purchases.  For example, holders of the Company’s debt or loans would likely receive preferential rights and privileges above the Company’s stockholders, and in certain instances, such holders of debt or loans could substantially influence and/or effectively control the operations and business of the Company.  The Company believes that the use of leverage, while perhaps necessary in the ordinary course of its business and acquisitions of hotel properties, exposes the Company to increased volatility and overall risk.

If the Company fails to successfully manage its hotel portfolio development or market expansion, its business and financial condition may suffer.

While the Company continues to identify new acquisition opportunities and looks to expand into new hotel markets, the success of its operating plan depends on a number of factors, including, but not limited to, its ability to anticipate and manage a variety of issues associated with the various individual hotels and their markets, such as (without limitation): difficulties faced in restructuring underperforming hotels, locating effective hotel management personnel, rebranding or rebuilding the image of underperforming hotels, and successfully calibrating the hotels’ services to the needs of its guests and customers.  Further, the Company will need to  identify and address how the individual market of each potential hotel acquisition may be different from other markets in which the
Company may acquire properties. These characteristics may include (without limitation): demand volume requirements; demand seasonality; customer concentrations; guest expectations and refund policies; amenities and facilities requirements; and cost, performance and compatibility requirements.  The business of the Company may suffer if it fails to successfully anticipate and manage these issues associated with the diversity of its operations and overall growth plans.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will eventually devote themselves full-time to the business of the Company.  However, certain officers will devote only such time as is necessary (which may be less than full-time) to fulfill their respective duties as an officer of the Company.  Furthermore, the Company may choose not to require its management to be available or provide services on a full-time basis to the Company.

The Company may have conflicts of interest and have engaged in transactions with its officers and directors and have entered into agreements or arrangements that were not negotiated at arms’-length.

The Company has engaged, and may in the future engage, in transactions with its officers, directors and principal shareholders, or persons or entities affiliated with any of these persons.  These transactions may not have been on terms as favorable to the Company as could have been obtained from non-affiliated persons.  While an effort has been made and will continue to be made to obtain services from affiliated persons at rates as favorable as would be charged by others, there will always be an inherent conflict of interest between the interests of our Company and those of the officers, directors, principal shareholders, and affiliates.

Acquisition plans are still in early discussion phases and, except for one contract to purchase, no formal transaction has been agreed with a hotel seller.

Except for the Microtel transaction described below, the Company has not completed the development of any formal agreement to acquire a hotel, and further, it anticipates a continuing need to engage in preliminary discussions with potential hotel sellers, before any hotel will actually be acquired by the Company.  Although the Company’s management feels that it can successfully structure, negotiate and complete an acquisition of a hotel property, no assurance can be given that such transactions will ultimately be achieved or consummated on grounds that are not unfavorable to investors in this offering.  The Company, through Windgate LLC, has entered into a contract to purchase The Microtel Inn & Suites (“Microtel”) located in Bozeman, Montana.  Microtel is a Wyndham brand.  The acquisition opportunity consists of an operational three-story hotel with 61 rooms.  The property is 81,413 square feet and is on a lot of 1.869 acres.  The Company believes that this hotel offers a suitable acquisition opportunity as it is located in a city with favorable trends, including solid residential growth trends, a burgeoning business community, Montana State University, and nearby tourist attractions.

If the Company experiences significant growth, this may cause strains on its management and employees.

If the Company experiences significant growth in the future, this will expose the Company to increased competition, greater overhead, marketing and support costs and other costs associated with entry into new markets and solicitation of new prospective acquisition targets and potential customers.  To manage growth effectively, the Company will need to continue to improve and expand operational, financial and management information systems and to expand, train, motivate and manage its employees and key personnel.  Should the Company be unable to manage its growth effectively, the results of its operations could be adversely affected.

The Company has a narrow focus, which results in a lack of diversification.

While the Company intends to pursue hotel acquisition opportunities in disparate geographic markets across the United States and to acquire hotels that cater to various demographics, the underlying focus and business of the Company is limited to that which is described herein, namely hotels and hospitality acquisitions, operations and management.  The Company does not intend to investigate or commercialize other businesses, products or services.  The Company’s focus on one narrow area will impair its ability to pursue other business, product or service offerings.  Therefore, the Company will be subject to any and all risks that may be associated with a lack of diversification.

The Company has no control over general economic conditions.

The financial success of the Company is likely to be sensitive to adverse changes in general economic conditions in the United States, as a whole, and specific local conditions that impact particular localities and regions in which the Company may operate its business, such as (without limitation) recession, inflation, unemployment, and interest rates.  Such changing conditions could reduce demand in the marketplace for the Company’s services.  The Company has no control over these changes and its business could be adversely and severely affected as a result of changes in general economic conditions.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

It is difficult to predict the Company’s financial performance, which may fluctuate widely.

The Company has not yet generated revenues or profits and may never do so.  If the Company does generate revenues or profits, its quarterly results of operations are likely to vary significantly.  A number of factors are likely to cause these variations, some of which are outside of the Company’s control.  Some of these factors include (without limitation):

•	the hotels that the Company acquires;
•	the ability of the Company to improve or restructure the operations of hotels that it acquires;
•	the amount and timing of capital expenditures and other costs relating to the expansion of the Company;
•	the introduction of competition for the acquisition, operation and/or management of the hotels that the Company identifies as suitable acquisition targets;
•	price competition or changes in the hotel industry; and
•	operational or management difficulties or economic conditions specific to the Company or its business.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

There may be certain material adverse tax consequences from an investment in the Company and/or from a purchase of the Shares through this offering.

Investors should carefully consider the federal, state, local (and, if applicable, foreign) tax consequences of an investment in the Company and/or of a purchase of the Shares through this offering.   The Company urges prospective investors to consult their own tax advisors on all matters relating to taxation.  Specifically, as the Company will own and operate real estate, the Company believes that certain special tax consequences may result therefrom.  Furthermore, as the Company will be acquiring and potentially selling hotels, businesses and properties during the course of the Company’s operations, the Company believes that certain material tax risks may potentially result for investors.

The concurrent sales of shares by the Company and the selling shareholders may make sales by either more difficult.

Concurrent with the offering of the Shares by the Company, the selling shareholders are registering 1,500,000 shares of common stock which shares will be sold at $6.00 per share until such time as the shares are accepted for quotation on a national stock exchange. For whatever reason, a purchaser may determine not to purchase shares from the Company but from one or more of the selling shareholders. In addition, the sale of the Shares by the Company may have an adverse impact on the sale of their shares by the selling shareholders.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. The Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, risks described elsewhere in this Prospectus, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Shares assuming the sale of any Shares in the offering is concluded.  The Company does not know how many Shares may be sold or the aggregate amount of proceeds it may receive from sales.  The Company anticipates that it will use the proceeds from the sale of any of the Shares as listed below.  If less than the maximum number of Shares offered is sold and less than the maximum proceeds are received, the Company anticipates that the use of proceeds listed below will be proportionately reduced where possible.

	If 1,000,000	If 2,000,000	If 3,000,000	If 4,000,000
	Shares sold	Shares sold	Shares sold	Shares sold
	($6,000,000)	($12,000,000)	($18,000,000)	($24,000,000)

Hotel Acquisitions	$4,200,000	$8,400,000	$12,600,000	$16,800,000

Sales, Marketing and Licensing	$600,000	$1,200,000	$1,800,000	$2,400,000

General and Administration	$600,000	$1,200,000	$1,800,000	$2,400,000

Working Capital	$600,000	$1,200,000	$1,800,000	$2,400,000

Total	$6,000,000	$12,000,000	$18,000,000	$24,000,000
_________________________________
(1) The Company is seeking an underwriter, broker-dealer or selling agent to sell the Shares. The Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.
(2) At the time of this prospectus, the Company has not located a broker-dealer or selling agent to sell the Shares. The Company does not know if and when it will be able to locate such any such broker-dealer or selling agent. While it is seeking a broker-dealer or selling agent to sell the Shares, the Company, through its officers and directors, will offer the Shares to current shareholders as well as contacts. Based on the foregoing, the Company is estimating that probably at least 50% of the sale of the Shares will be made by officers and directors of Company before the Company can locate, negotiate and finalize any arrangement with any underwriter. Officers and directors will not receive any commissions for any sales of the Shares.

Discussion of Use of Proceeds Items

Hotel Acquisitions:  The Company anticipates that the bulk of proceeds that are raised in this offering will be used for acquisitions of hotels and the rehabilitation, retrofitting and remodeling of hotel properties.  For example, the Company plans to use funds that are raised in this offering to purchase the Microtel property for which it has entered into a definitive transaction agreement.

Sales, Marketing and Licensing:  The Company anticipates a modest sales and marketing budget.  However, the Company plans to incur franchise and licensing fees for use of the brand names, trademarks, goodwill and intellectual property of existing brands, chains and hotel franchisors.

General and Administration:  The Company plans to hire additional personnel and offer competitive salaries, bonuses and benefits to its employees.  The Company also plans to purchase or lease vehicles for transportation of its employees.  As certain officers and employees will be expected to travel often to hotel properties and potential acquisition candidates, a significant budget will be included for air travel expenses.

Working Capital:  The Company will retain a certain amount of proceeds raised for working capital and day-to-day general uses and corporate purposes.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will develop all or a portion of its business plan and will develop a market value. Although a development-stage company, the Company has spent considerable time and effort in developing its business plan, and particularly its hotel acquisition strategy and criteria. The Company believes that its development of its acquisition strategy and commitment to customer service upon acquiring a hotel are unique factors that will allow the Company to succeed upon the raising of capital in this offering. The Company believes that such development and the business plan intended to be executed by the Company perform particularly well regardless of any economic recession because the Company seeks to benefit to a large extent from acquiring distressed or underperforming hotel properties at a discount and then improving the operations of such hotels. The Company has based its $6.00 per share offering price on what it views as the potential future value of its acquisitions, its operating and management strategy, and the anticipated growth of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. Purchasers in this offering will pay $6.00 per share but immediately after purchase the value of those Shares will be reduced.  Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

CONCURRENT SALES

This prospectus also relates to the sale of 1,500,000 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders will offer their shares for sale at an offering price of $6.00 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares.  The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.  Some Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares.  The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares. The executive officers and directors of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period. The maximum number of Shares that can be sold pursuant to the terms of this offering is 5,500,000 (4,000,000 by the Company and 1,500,000 by selling shareholders).

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors, in their employment on behalf of the Company, are primarily employed in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The Selling Shareholder Shares will be offered at an offering price of $6.00 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices and may be offered from time to time through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. Transactions occurring after the stock is listed on a national exchange, if at all, will be made at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,500,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 1,000,000 of such Shares are held by Windgate Global, LLC.  Of such Shares held by Windgate Global, LLC, certain of these Shares may be deemed to be beneficially owned by Norman W. Nash, a director of the Company, who is a member and officer of Windgate Global, LLC.  The other Shares of Windgate Global, LLC, are held by Tim Diego, who may be deemed to beneficially own greater than 5% of the shares of the Company’s common stock.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 5,500,000 shares were outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 5,500,000 shares of its common stock for sale (up to 4,000,000 by the Company and up to 1,000,000 by selling shareholders) to the public at a price of $6.00 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  In addition to any vote required by law, the consent of a majority of the holders of the then-outstanding shares of common stock is required in any action needing stockholder approval.  Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Stock Option Plan

To provide incentive compensation to officers and employees, the Company may implement a stock option plan which may provide for the granting, in the discretion of the board of directors, to the officers, employees and contractors of the Company, of options to purchase shares of the Company's common stock in an amount to be subsequently determined by the board of directors of the Company.

PLAN OF OPERATION

Business Plan

The Company intends to develop a premier hospitality business by acquiring selected hotels and operating and managing these hotel properties.  The objectives of the Company include identifying attractive acquisition candidates and structuring and negotiating attractive purchase terms to acquire these hotels.  Following acquisition, the Company intends to improve and bolster the operations of these hotels and effectively manage the business of the hotels with a focus on customer service.  While the focus of the Company will be on acquiring and improving the business of hotels, the Company will also consider suitable sale and disposition strategies for its individual hotel properties on transaction terms that return an attractive yield to the Company on its purchase and sale of the individual hotels.

Potential Revenue

The Company has not identified any potential sources of revenues in the near term.  However, following the completion of this offering and the receipt of funding, the Company plans to undertake mergers and acquisitions in the hospitality sector.  As a result of such transactions, the Company anticipates investing in and owning hotel properties, which will generate revenues by virtue of their normal business practices.  Such revenues typically would include lodging fees paid by hospitality guests and guest spending at hotel properties (such as at gift shops, restaurants and amenity stores).

Hospitality Acquisition Process

The Company has prepared a general acquisition process and procedure that it intends to follow in identifying, evaluating and pursuing acquisition opportunities in the hospitality sector.

Preliminary Investment Approval

Initially, the Company will meet with various real estate brokers and property sellers across target markets.  In this process, the Company will identify acquisitions that are desirable and that fit the investment parameters that have been set forth by the Company’s Investment Committee (“Investment Committee”).

Internal Investment Review

Once a property is identified as a potential acquisition, the Company’s personnel will perform internal analysis and evaluation of the opportunity.  This process consists of performing the preliminary financial underwriting with the help of financial analysts and having the acquisition reviewed by senior management.  If senior management approves a letter of Intent (“LOI”) outlining the proposed terms of the acquisition, the LOI will be submitted to the Seller.  Once both parties have executed the LOI, the Company will prepare a memorandum to be presented to the Investment Committee for approval of due diligence costs.

Preliminary Due Diligence

Once the Investment Committee approves due diligence expenses, the Company will begin to gather the appropriate information to complete a Preliminary Investment Memorandum.  The preliminary due diligence process may consist of gathering various market and submarket detailed information, environmental studies, physical studies, and any other easily obtainable due diligence information to assist in preparing the Preliminary Investment Memorandum and attempting to verify any of the initial project-related assumptions.  The preliminary due diligence phase is one that is very much dependent on the willingness of the target seller to provide information prior to signing any purchase and sale agreement with the Company.  In many cases, the seller will want to wait until the purchase and sale agreement is signed before providing any of this information, however, it is the Company’s desire to get as much useful information as possible as early as possible in the process in order to verify and confirm the Company’s underwriting assumptions.

Investment Committee Initial Evaluation

The Preliminary Investment Memorandum is presented to the Investment Committee which includes the executive management of the Company.  The Investment Committee will then decide to either terminate the discussions with the seller, or to execute the purchase and sale agreement (usually accompanied by an earnest money deposit) and initiate the final due diligence process.

Final Due Diligence

The Company stresses the overall importance of due diligence which includes preparation of a comprehensive due diligence binder.  The binder includes a detailed step-by-step process that must be performed during the due diligence process.  The final due diligence process employed by the Company is very detailed and includes both specific tasks that need to be performed by the Company’s personnel as well as all of the duties that need to be performed by outside third parties, such as attorneys, environmental consultants, physical consultants, field review consultants and others.

The value of any potential acquisition property is analyzed internally, and an independent appraisal may also be ordered in some cases.  An on-site inspection is typically conducted by four different groups: the acquisition team at Company, the physical consultant (reviewing the physical condition of the property structure, roof, parking lot, HVAC, electric, etc.), the environmental consultant (to perform a Phase I Environmental Assessment), and a field or file review consultant, who reviews all of the files of the seller that pertain to the property.  The Company’s staff may duplicate some of the work performed by third parties to verify conditions, tour the market and submarket, and meet with the local real estate brokerage community to verify the underwriting assumptions.  The results of all of these due diligence efforts are summarized in a Final Investment Memorandum which is presented to the Investment Committee and the Company’s Board of Directors prior to closing of the transaction.

Investment Committee Final Evaluation

The Company then drafts an Investment Committee Summary for the Investment Committee to review.  The Investment Committee will decide whether to terminate discussions or to present the investment to the Board of Directors of the Company.

Board of Directors Evaluation

As a final step, the Company’s Board of Directors must approve all property acquisitions.

Acquisition Closing

If a proposed acquisition is approved by the Company’s Board of Directors, a closing will occur at which ownership of the property is formally transferred to the Company.

THE BUSINESS

The Business: Hotel Acquisitions

The Urban Land Institute has recently published a brief summary of certain key highlights with respect to the hospitality mergers and acquisitions business:

Strengths: Hotels track back, thanks to modestly increased business and tourist travel rising off depressing nadirs. All key metrics—occupancies, room rates, and revenues—show improvement. “Hotels have the most flexibility to increase rates and can come back fastest.” Operators “were geniuses at cutting costs” during the downturn—putting fewer towels in rooms, eliminating nighttime turndown service, shutting down elevators, you name it. “After the worst slump in decades, the outlook can only get better.” Business-center hotels in gateway destinations enjoy the best prospects. “You can get some pop.” The construction pipeline has mostly run dry, so new supply will not hamper recovery.

Weaknesses: Highly leveraged owners who bought late in the cycle get weeded out and many properties change hands. Deferred maintenance and capital expenditures leave facilities thread-bare, tired looking, and needing upgrades. New owners must factor necessary and often costly improvements into budgets. Five-star properties struggle to attract enough profitable business to sustain substantial overhead; luxury lifestyles pare back, too. At the other end of the spectrum, extended-stay and roadside motels face oversupply. Better-capitalized owners can reduce rates and knock out competitors. Skittish lenders show little interest in providing financing to buyers. “There’s no such thing as a safe loan on a hotel,” says an insurance executive. “If you want to play, you might as well just own them. They are businesses, not property investments.”

Best Bets: “Over the course of any decade, there are two years to buy hotels and two years to sell them. Now is the time to buy.”  But investors must fork over substantial equity and not get overly enamored of lobby decors or presidential-suite creature comforts. “This is a boom/bust property type,” so prepare to sell quickly once any recovery takes hold.

Avoid: Buyers could overpay if they base pricing on a rapid return to peak occupancies and rates. “Those assumptions may not pan out,” even in the top markets. Big-ticket resorts and high-end convention hotels will suffer as travelers and companies continue to count their pennies and down-scale. Do not expect spendthrift flings and anything-goes travel budgets to come back in fashion anytime soon. Also, beware of   gambling-related hotels and resorts. Too many Native American–operated casinos compete for dollars from exhausted consumers who do not have the luxury of losing any more money after recent housing and stock market declines. In particular, Las Vegas loses some glitz.

Development: Some lenders may consider financing an apartment project or a build-to-suit office for a high-credit corporation, but forget about a construction loan for a new hotel in the current environment: virtually no way.

Outlook: In an encouraging sign, “chocolates are back on pillows.” But hotel performance correlates closely to growth in gross domestic product, and an expected elongated economic recovery bodes for a more sluggish than typical resurgence in the lodging sector. Strong brands should attract more business: guests prefer to play it safe with tried-and-true innkeepers and make sure budgets go farther. Those reward programs help, too. “This sector is not for the faint of heart. You need a good operator.”

Entry of the Company into the Market

The Company plans to enter the market by acquiring selected hospitality properties.  To date, the Company has not acquired any such properties, but is currently in discussions and negotiations regarding potential acquisitions that would occur following the completion of this offering.  The Company has entered into a contract to purchase The Microtel Inn & Suites (“Microtel”) located in Bozeman, Montana.  Microtel is a Wyndham brand.  The acquisition opportunity consists of an operational three-story hotel with 61 rooms.  The property is 81,413 square feet and is on a lot of 1.869 acres.  The Company believes that this hotel offers a suitable acquisition opportunity as it is located in a city with favorable trends, including solid residential growth trends, a burgeoning business community, Montana State University, and nearby tourist attractions.

Competition

Several large competitors exist within the industry, including Strategic Hotels & Resorts (BEE), Blackstone Group (BX), Host Hotels (HST) and Hersha Hospitality Trust (HT).

While the Company acknowledges the presence of the competitors noted above, the Company believes that its focus on mid-tier properties and dedication to customer service will help differentiate the Company from its competitors.

THE COMPANY

Background and Current Operations

The Company is a development-stage company, has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.  The Company plans to acquire hotel properties across the United States and improve the operations and management of such hotels.  The Company’s hotel properties will include full-service, extended stay and limited service operations.  Currently, the Company plans to target properties in several areas, including downtown centers, airports, and suburban locations.  Each hotel that the Company will acquire will be strategically located and intended to serve as an ideal hospitality provider for its selected market. Generally, the Company will concentrate its efforts in acquiring, operating and managing mid-priced hotels, however, from time to time the Company may also consider opportunities in low-price or discounts hotels (or motels) and premium, higher-priced hotels (e.g. five-star hotels, etc.)

One of the first potential acquisition opportunities which the Company has preliminarily considered and in which it has entered into a contract to purchase, is The Microtel Inn & Suites (“Microtel”) located in Bozeman, Montana.  Microtel is a Wyndham brand.  The acquisition opportunity consists of an operational three-story hotel with 61 rooms.  The property is 81,413 square feet and is on a lot of 1.869 acres.  The Company believes that this hotel offers a suitable acquisition opportunity as it is located in a city with favorable trends, including solid residential growth trends, a burgeoning business community, Montana State University, and nearby tourist attractions.

The Company is continuously looking for opportunities of properties that are currently under performing due to lack of appropriate management. Requirements generally include: hotels in close proximity to businesses, colleges, healthcare facilities, existing recognized restaurants open for lunch and dinner (preferably within walking distance) or hotels near restaurant pads already under development. The Company is planning to invest in potentially high quality assets that can produce top-tier operations and that already are or have the potential to be converted to one of several major franchisers such as Marriott Courtyard, Marriott Residence Inn, Fairfield Inn by Marriott, Hilton Garden Inn, Homewood Suites or Hampton Inn, Wyndham Brands or Choice Bands.

Agreement with Microtel

In January 2011, the Company (through its subsidiary Windgate LLC) entered into a definitive asset acquisition agreement (“Microtel Agreement”) with JM, Daniel, LLC, a Montana limited liability company (“Seller”), for the purchase of Microtel.  The assets to be purchased by the Company include real property, tangible personal property and intangible personal property. Pursuant to the Microtel Agreement, the Company has delivered to the Seller an earnest deposit in the amount of $10,000.  The remainder of the purchase price shall be paid upon closing of the transaction, provided that the closing of the transaction will be subject to the Company obtaining financing within forty-five (45) days of the effective date of the Microtel Agreement (the effective date being January 24, 2011).  If the Company cannot obtain financing by such time, the Company may elect to terminate the Microtel Agreement and receive a refund of its deposit (notice must be timely provided in order for the Company to receive a refund of the deposit).  The Microtel Agreement is subject to other terms and conditions, all of which are reasonable and customary for a transaction of this size and scope. Pursuant to the Microtel Agreement, the Company has forty-five (45) days following the effective date of the Microtel Agreement (“Inspection Period”) to inspect the financial, environmental and physical condition of property.

On January 28, 2011, the Company and Seller entered into an Addendum to the Microtel Agreement (“Addendum”).  The Addendum provides that the Inspection Period will commence when the Company actually receives the last of its needed due diligence materials.  Pursuant to the Addendum the closing of the Microtel Agreement, and the acquisition transaction thereunder, shall take place on the last of (a) the thirtieth (30th) day following last day of the Inspection Period or (b) the tenth (10th) day following the satisfaction, if at all, of the financing contingency (as may be extended) in the Microtel Agreement.

Discussions with Potential Partners

The Company will submit applications to well known hospitality brands, when appropriate, as properties are put under contract to purchase as applications will not be considered by the brands without specific properties being under contract.

Agreement with Tiber Creek Corporation

In September 2010, the Company entered into a consulting agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public company, including causing the preparation and filing a registration statement with the Securities and Exchange Commission, assisting with applicable state blue sky requirements, advising and assisting on listing its securities on a trading exchange, assisting in establishing and maintaining relationships with market makers and broker-dealers and assisting in other transactions, marketing and corporate structure activities. Tiber Creek will receive a fee of $100,000 plus 250,000 common shares of the Company; MB, Americus, LLC, an affiliate of Tiber Creek, also received 250,000 common shares of the Company in connection with and related to the services provided by Tiber Creek to the Company.  The consulting agreement also provides that the shares issued to Tiber Creek shall be included in the registration statement (i.e. this registration statement) to be filed by the Company.  The consulting agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of shares held by Tiber Creek

Intellectual Property

The Company’s intellectual property consists of its service marks and trademarks as well as its trade secrets and proprietary methods and processes.

Presently, the Company intends to register the following trademark (and associated logos, graphics and images) with the United States Patent and Trademark office: Windgate Capital Partners.

Strategic Partners

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  Currently, the Company plans to target properties in several areas, including downtown centers, airports, and suburban locations and is interested in hotels that operate with the following brands, or have the ability to be converted to one of several major franchisers such as Marriott Courtyard, Marriott Residence Inn, Fairfield Inn by Marriott, Hilton Garden Inn, Homewood Suites or Hampton Inn, Wyndham Brands or Choice Bands.  The Company would like to form strategic partnerships with some or all of these major brands.

Marketing Plan and Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its potential acquisition efforts.  While the Company initially anticipates a limited budget and need for marketing activities, it has, however, given attention to constructing the marketing strategy and plans that it will use once its projects enter the market. The primary focus of marketing campaigns will be designed to help the Company find potential acquisition targets and to increase awareness of the Company’s ability to purchase hotels (thus inviting hotel owners to directly contact the Company to discuss potential mergers and acquisitions). The overall marketing plan, consistent with the marketing strategy outlined above, consists of a multifaceted approach that encompasses a versatile effort to reach key decision-makers for hospitality-related projects.

Revenues from Operations

The Company is a development-stage company incorporated in the State of Delaware in January 2011.

Since its inception, the Company (and its subsidiary, Windgate LLC, which was formed in May 2010) has focused its efforts on sourcing and evaluating potential acquisition opportunities and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  Accordingly, the Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable acquisition strategy to purchase selected hotels.

The Company believes that it has identified several potential acquisition opportunities and would like to consummate one of these acquisitions shortly after raising adequate funds through this offering.

Employees

The Company presently has five employees, each whom is an executive officer.  These employees currently receive no salaries or other compensation and no salaries have been accrued.  They will not receive any compensation until such time as the Board of Directors determines that cash flow is sufficient to pay them in light of other cash needs of the Company. None of these officers are currently employed by the Company in a full-time capacity.  The Company has no other employees but expects that it will hire additional personnel upon raising capital through this offering and as the Company expands.

Property

The Company’s offices are located at 105 West Main Street, Suite 2B, P.O. Box 10250, Bozeman, Montana 59719. Its telephone number is 866-583-8885. A company affiliated with Michael B. Elliott, the Company’s president, chief executive officer and director, is allowing the Company to use such office space free-of-charge.

Subsidiaries

Windgate Capital Partners, LLC (“Windgate LLC”), as discussed above, is a wholly owned subsidiary of the Company.

Industry Regulation

The Company is subject to various federal, state and local laws and regulations pertaining to hospitality, real estate and businesses in general.  There are no special or non-customary laws and regulations that will apply to the business and/or operations of the Company.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  The Company’s registration statement and the referenced exhibits can also be found at the web site address.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company is a development-stage company and was incorporated in the State of Delaware in January 2011and recently acquired the interests of Windgate Capital Partners, LLC (“Windgate LLC”).  References below to the Company include the financial statements and operations and activities of Windgate LLC, which was formed in the State of Delaware in May 2010.  As of September 30, 2010, the Company has not generated any revenue since inception and has incurred significant operating losses, as part of the Company's development-stage activities, since inception of $133,302.  The Company has received all of its operating funds from the sale of its securities.  The Company has identified and evaluated potential acquisition opportunities, and plans to complete acquisitions soon (subject to raising adequate capital for the Company’s activities).

Going Concern

The Company’s auditors have issued a report questioning the Company’s ability to continue as a going concern without the influx of additional capital.  The Company believes that the influx of capital from this offering will allow it to hold adequate working capital and also capitalize on acquisition opportunities in the hospitality sector.

Alternative Financial Planning

The Company has no alternative financial plans.  If the Company is not able to successfully raise monies in this offering, or otherwise obtain or raise funding through a private placement or other securities offering, the Company’s ability to survive as a going-concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies listed below, among others, affect its more significant judgments and estimates used in the preparation of its financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss per Common Shares

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of September 30, 2010 there are no outstanding dilutive securities.

Fair Value of Financial Instruments

The Company's financial instruments include cash. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of the instrument.

Recent Accounting Pronouncements

For an update regarding the impact of Recent Accounting Pronouncements, please see the Company’s financial statements and Note 1. Significant Accounting Policies.

Discussion of Period Ended September 30, 2010

The Company incurred a net loss of $(133,302) for the period from May 13, 2010 (inception) to September 30, 2010.  The Company received no revenue in such period.

Liquidity. The Company received $158,412 as proceeds from additional paid-in capital in the period ended September 30, 2010.  The Company has no continuous methods of generating cash.

Capital Resources. The Company did not incur any capital expenditures in the period ended September 30, 2010.

Results of Operations. The Company completed no sales and received no revenues in the period ended September 30, 2010. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Michael B. Elliott	37	Director, President and CEO	2011
Norman W. Nash	54	Director	2011
Lenne Nicklaus-Ball	59	Director	2011
Mark A. Jones	46	Chief Operating Officer	2011
Ryan W. Springer	39	Executive VP, Director of Operations and Management	2011
Timothy P. Reid	45	Executive VP, Director of Acquisitions	2011
Cameron J. Holt	27	Executive VP, Director of Development	2011

Michael B. Elliott, Director, President and CEO

Michael Elliott has served as a member of the board of directors and President and CEO of the Company since inception.  Mr. Elliott is also is the founding principal of Catalyst Real Estate Solutions, LLC, and Grubb & Ellis Catalyst, an internationally recognized real estate brokerage, consulting and property services firm. He oversees all operations of development, investments, real estate brokerage, management and consulting.  Previously, Mr. Elliott was an Adjunct Professor in the University of Denver’s Real Estate and Construction Management program where he taught real estate financial analysis.  Prior to that, Mr. Elliott was President of PureWest, Inc. and founding principal of Grubb & Ellis Montana Commercial, LLC, both internationally recognized real estate brokerages and consulting and property services firms.  Before that, he was with JWT Capital, LLC, where he was involved in the acquisitions, development and management of a vast array of commercial and residential projects, including in several office, retail, restaurant and hospitality developments throughout Montana.  Previously, Mr. Elliott was a co-founder of Requity Real Estate Group, LLC, where he was involved in investing, advising, developing and consulting on retail, industrial, office and multi-family real estate projects across the country with a particular focus in Denver, Phoenix and Southern California. Prior to that, Mr. Elliott was a principal of Western Asset Development, LLC, where he was involved with third party investments and development and created a private placement realty fund.  He also assisted in the start-up of non-traded REIT’s, 1031 UPREIT programs, 1031 syndications and customized investment programs.  Before that, Mr. Elliott was an acquisitions officer for Triple Net Properties, LLC, a national real estate investment 1031 company and a private REIT, where he assisted the company in acquiring properties nationally and managed all aspects of due diligence and preparation of investment packages.  While at Triple Net, he also served as the Asset Manager for over $225,000,000 of office, retail and industrial properties.  Prior to that, Mr. Elliott was a Senior Financial Analyst for Kennedy Associates Real Estate Counsel, Inc., where he coordinated over $1,000,000,000 of industrial, retail and office real estate budgeting in addition to property valuation, property performance analysis, appraisal review and real estate portfolio analysis.  Previously, Mr. Elliott helped introduce a software application, √ValueCheck√™, for the real estate appraisal industry when he was a development manager for Valuation Research Corporation.  Mr. Elliott received both his Master’s degree in Real Estate and Construction Management and his Bachelor of Science degree in Business Administration from the University of Denver, in 2001 and 1995 respectively.  Mr. Elliott has served on various associations and committees including as Co-Chair of the Advisory Board of University of Denver’s Burns School of Real Estate and Construction Management, the NAIOP Membership Committee, and the Denver Metro Commercial Association of Realtors.  He is a licensed real estate appraiser in the State of Colorado and a licensed real estate broker in the States of Colorado, South Dakota and Montana.

Norman W. Nash, Director

Norman W. Nash has served as a member of the board of directors of the Company since inception. Mr. Nash has practiced law for over twenty years primarily in real estate acquisition, disposition and development, business transactions, corporate matters, banking, and contracts. He designed and implemented new corporate legal departments and served as general counsel for numerous privately held companies.  Those included a bank with over $1.1 billion in assets, a real estate development and construction company with over $100 million in annual sales, a startup tech company and Colorado’s largest real estate appraisal company.  Mr. Nash earned a law degree from the University of Denver in 1989 graduating in the top 15% of his class and serving as an editor on the law review.   He is a member of the American Bar Association and its real property and business sections, the Florida Bar Association and its real estate and business sections and the Colorado Bar Association and its real estate and business sections.  He served on the real estate committee of the Colorado Bar Association.

Lenne Nicklaus-Ball, Director

Lenne Nicklaus-Ball has served as a member of the board of directors of the Company since inception. Ms. Nicklaus-Ball attended Carnegie Tech in Pittsburgh, and received her Bachelor of Fine Arts from Bowling Green State University in 1973.  Ms. Nicklaus-Ball is currently the Vice President of Nicklaus of Florida, Inc. and has been involved in the operations and sales of the Sirata Beach Resort for over thirty (30) years.  She has a current Real Estate License and Condo Association Managers License in Florida. She has previously held board positions with the St. Petersburg Junior College Corporate Advisory Board,, St. Petersburg Chamber of Commerce, Tampa Bay Beaches Chamber of Commerce in addition to numerous other boards.

Mark A. Jones, Chief Operating Officer

Mark A. Jones has served as Chief Operating Officer of the Company since inception.  Mr. Jones also manages Lone Peak Hospitality (LPH), which specializes in the operations, development, and capital transactions of hospitality real estate.  LPH has experience in operating full-focus service hotels, extended-stay hotels, and limited-service hotels in most major franchises.  Prior to LPH, Mr. Jones held positions as a General Manager of Hilton and Marriott Hotels.  During his tenure as a General Manager, Mr. Jones was awarded numerous distinctions, including as General Manager of the Year, Opening Hotel of the Year, a variety of community service awards and many accolades for guest satisfaction.  He was also previously recognized by Marriott for his outstanding work with the disposition of a portfolio of 50 hotels.  Formerly, Mr. Jones served in the United States Air Force.  He also attended Weber State University for his university education.

Ryan W. Springer, Executive VP, Director of Operations and Management

Ryan W. Springer has served as Executive VP, Director of Operations and Management of the Company since inception.  Mr. Springer also is a co-founding principal of Catalyst Real Estate Solutions, LLC, and Grubb & Ellis Catalyst, an internationally recognized real estate brokerage, consulting and property services firm.  In this capacity, Mr. Springer specializes in real estate brokerage, development & investment covering a wide variety of the commercial real estate industry (including office, retail, industrial, hospitality and multi-family).  To adapt to the changing environment of the real estate sector, Mr. Springer has been involved in commercial transactions involving bankruptcy, short-sale and foreclosure properties. He also has experience in receivership and asset and property management.  Mr. Springer served as a recruitment officer and as an infantry officer for the United States Marine Corps.  Mr. Springer received a Bachelor of Arts degree in Political Science from Montana State University.  He is a licensed real estate broker in the State of Montana.

Timothy P. Reid, Executive VP, Director of Acquisitions

Timothy P. Reid has served as Executive VP, Director of Acquisitions for the Company since inception.  Mr. Reid is also the founding member and owner of Grubb & Ellis Idaho Commercial Group a full service commercial real estate brokerage located in Boise, Idaho where he is responsible for all oversight and operations of the firm.  His responsibilities include oversight of the firm, sales, leasing and consulting, and the facilitation of an asset management group that oversees one million plus square feet of real estate projects located throughout the United States.  Previously, Mr. Reid was a nuclear, biological and chemical specialist with the United States Marine Corps.  Mr. Reid holds a Bachelor of Science degree in International Environmental Studies from Rutgers University in 1994.

Cameron J. Holt, Executive VP, Director of Development

Cameron J. Holt has served as Executive VP, Director of Development for the Company since inception.  Mr. Holt is also the co-founding principal of Catalyst Real Estate Solutions, LLC, and Grubb & Ellis Catalyst, an internationally recognized real estate brokerage, consulting and property services firm.  Mr. Holt specializes in real estate brokerage, development & investment covering a wide variety of the commercial real estate industry including hospitality, office, retail, industrial, and multi-family.  Mr. Springer has been involved in commercial transactions involving bankruptcy, short-sale and foreclosure properties. He also has experience in receivership and asset and property management.  Mr. Holt is a graduate of Montana State University, with a degree in business finance with an emphasis in economics in 2007.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that Lenne Nicklaus-Ball is an independent director.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

The Company will notify its stockholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

		Annual	Annual	Aggregate Accrued			Comp-	All Other	Annual Comp-
		Payments	Payments`	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

	2010	None

No salaries or accrued compensation has been paid.  There is no accrued compensation that is due to any member of the Company’s management.  No executive officer has received any cash compensation in the Company's fiscal year which ended as of December 31, 2010.  At the sole discretion of the Board of the Company, however, certain management personnel may receive such compensation as is discussed below in “Anticipated Officer and Director Remuneration”.

There are no current plans to pay or distribute cash or non-cash bonus compensation for fiscal year 2010 to the persons named above. However, the Board of Directors may allocate salaries and benefits to the officers for fiscal year 2010 and thereafter in its sole discretion.  No such person is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the company or from a change in control of the Company or a change in his or her responsibilities following a change in control.  The members of the board of directors may, if the board of directors so decides, receive a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board of Directors, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company may implement certain benefits in the sole discretion of the Board of Directors after sufficient funds are raised in this offering (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into any employment agreements with any officers and key personnel.  The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

Anticipated Officer and Director Remuneration

The Company has not paid any compensation to any officer or director. Although no binding or formal employment agreement or contract exists, the Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company.  At such time, the Company anticipates cash and non-cash compensation to officers and directors in the following amounts (other benefits or perquisites would be in addition to compensation noted below):

•	Michael B. Elliott to receive a base salary of $200,000, 650,000 shares of common stock and 350,000 options to purchase common stock. Quarterly performance bonus of 1.5% of net profits of the Company.
•
Mark A. Jones to receive a base salary of $75,000, 75,000 shares of common stock and 50,000 options to purchase common stock.  A performance bonus will also be available, but is still subject to determination by the board of directors of the Company.

•
Ryan W. Springer to receive a base salary of $75,000, , 75,000 shares of common stock and 50,000 options to purchase common stock.  A performance bonus will also be available, but is still subject to determination by the board of directors of the Company.

•
Timothy P. Reid to receive a base salary of $75,000, , 75,000 shares of common stock and 50,000 options to purchase common stock.  A performance bonus equal to 1% of the value of purchased properties where Mr. Reid is directly involved in the transaction.

•
Cameron J. Holt to receive a base salary of $75,000, , 75,000 shares of common stock and 50,000 options to purchase common stock.  A performance bonus equal to 1% of the value of properties delivered to the Company

The non-cash compensation shares referenced above (and the shares issuable upon exercise of options) have been reserved by the Company as part of its Employee Share Pool.  Accordingly, 1,500,000 shares have been reserved for potential future issuance to officers and employees of the Company as part of the Employee Share Pool, subject to fulfillment by such officers and directors of vesting and performance objectives and criteria.  No portion of such 1,500,000 shares is currently issued or outstanding.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program (at subsidizes rates or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion).  In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

			Percent of	Percent of
		Number of Shares of	Class Before	Class After
Name	Position	Common Stock	Offering (1)	Offering (2)

Norman W. Nash (3)	Director	1,650,000	30.0%	16.5%
Tim Diego (4)	5% shareholder	3,350,000	60.9%	33.5%

Total owned by officers, directors and 5% shareholders		1,500,000	90.9%	50.0%

* Less than 1%

(1) Based upon 5,500,000 shares outstanding as of the date of this offering.
(2) Assumes sale of all 5,500,000 Shares offered.
(3) As a beneficial owner of 33.0% of the ownership interests in Windgate Global, LLC, which holds title to such shares, Mr. Nash is deemed to beneficially hold 33.0% of Windgate Global, LLC’s shares for the purposes hereof.
(4) As a beneficial owner of 67.0% of the ownership interests in Windgate Global, LLC, which holds title to such shares, Mr. Diego is deemed to beneficially hold 67.0% of Windgate Global, LLC’s shares for the purposes hereof.

Additional Shareholders

The other shareholders of the Company are Tiber Creek Corporation and MB Americus, LLC, each of which owns 250,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation, which owns 250,000 shares of the Company's common stock.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by three (3) holders thereof 1,500,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares.  The selling shareholders will offer their shares for sale at an offering price of $6.00 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name and Address	Shares Owned	Before Offering (1)	Offered Herein	Shares Owned	After Offering (2)
	Number	Percentage	Number	Number	Percentage

Windgate Global, LLC	5,000,000	90.9%	1,000,000	4,000,000	50.40%
204 37th Avenue, North
Mail Stop 341
St. Petersburg, FL 33704

Tiber Creek Corporation	250,000	4.5%	250,000	0	0.0%
9454 Wilshire Blvd.
6th Floor
Beverly Hills, CA 90210

MB Americus, LLC	250,000	4.5%	250,000	0	0.0%
9454 Wilshire Blvd.
6th Floor
Beverly Hills, CA 90210

(1) Based upon 5,500,000 shares outstanding as of the date of this offering.
(2) Assumes sale of all 5,500,000 Shares offered.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 5,500,000 shares of common stock outstanding, of which 5,000,000 shares are owned by Windgate Global, LLC, an owner of greater than five percent (5.0%) of the Company’s total outstanding shares of common stock.   No shares of common stock are currently owned by officers and directors of the Company.  However, 1,500,000 shares of common stock have been reserved (though such shares remain unissued and are not currently outstanding) for employees and officers for the Employee Share Pool.  There will be 8,000,000 shares of common stock issued and outstanding if the maximum number of Shares offered herein is sold. The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited Windgate Capital Partners, LLC’s (a development-stage company) balance sheets as of September 30, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from May 13, 2010 (Inception) through September 30, 2010.  The Company has included its financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Anton & Chia, LLP, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Windgate Capital Partners LLC

We have audited the accompanying balance sheet of Windgate Capital Partners LLC (the "Company") as of September 30, 2010, and the related statements of operations, stockholders’ equity and cash flows for the period from May 13, 2010 (Inception) through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and the results of its operations and its cash flows for the period from May 13, 2010 (Inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $133,302 from inception to September 30, 2010.  As discussed in Note 1 to the financial statements, the Company has no revenues and income since inception and significant amounts of additional capital will be necessary to advance operations to the point at which the Company is profitable.  These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
December 12, 2010

WINDGATE CAPITAL PARTNERS LLC
(A Development Stage Company)
BALANCE SHEET

September 30,
2010
ASSETS
Current Assets
Cash	$31,610
TOTAL ASSETS	$31,610

LIABILITIES
Current Liabilities
Due to related party
Other payables	$6,500
Total Liabilities	$6,500

STOCKHOLDERS' EQUITY
Common Stock, $0.0001 Par Value, 10,000 Shares Authorized; 0 Shares Issued and Outstanding	$-
Additional Paid-in Capital	158,412
Retained Earnings	(133,302)
Total Stockholders' Equity	$25,110

TOTAL STOCKHOLDERS' EQUITY	$31,610

See the accompanying notes to the financial statements

WINDGATE CAPITAL PARTNERS LLC
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the period from
May 13, 2010
(inception) to
September 30,
2010

Operating Expenses	$133,302

Net Income	$(133,302)

Basic and Diluted Earnings per Share	$-

Weighted Average Shares	-

See the accompanying notes to the financial statements

WINDGATE CAPITAL PARTNERS LLC
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional	Retained	Total
	Common Stock		Paid-In	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance, May 13, 2010	-	$-	$-	$-	$-
Additional Paid-In Capital	-	-	158,412	-	158,412
Net Income	-	-	-	(133,302)	(133,302)
Balance, September 30, 2010	-	$-	$158,412	$(133,302)	$25,110

See the accompanying notes to the financial statements

WINDGATE CAPITAL PARTNERS LLC
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the period from
May 13, 2010
(inception)
September 30,
2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(133,302)
Changes in Operating Assets and Liabilities
Trade Accounts Payable	6,500
Net Cash Provided by Operating Activities	(126,802)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from additional paid-in capital	$158,412
Net Cash Flows from Financing Activities	158,412
Net Increase in Cash	31,610
Cash at Beginning of Period	-
Cash at End of Period	$31,610

See the accompanying notes to the financial statements

Windgate Capital Partners LLC
A Development Stage Company
Notes to the Financial Statements
For the Period from May 13, 2010 (Inception) to September 30, 2010

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Windgate Capital Partners LLC ("the Company") was incorporated on May13, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Windgate Capital Partners LLC. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Windgate Capital Partners LLC
A Development Stage Company
Notes to the Financial Statements
For the Period from May 13, 2010 (Inception) to September 30, 2010

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. As of September 30, 2010 there are no issued and outstanding common shares.  Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of September 30, 2010 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of the instrument.

Windgate Capital Partners LLC
A Development Stage Company
Notes to the Financial Statements
For the Period from May 13, 2010 (Inception) to September 30, 2010

Note 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Windgate Capital Partners LLC., will continue to meet its obligations and continue its operations for the next fiscal year. As of September 30, 2010, the Company has not generated revenues and has no income or cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiation with a business entity for the combination of that target company with Windgate Capital Partners LLC. There is no assurance that the Company will ever be profitable.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

Windgate Capital Partners LLC
A Development Stage Company
Notes to the Financial Statements
For the Period from May 13, 2010 (Inception) to September 30, 2010

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – COMMON STOCK

The Company has 10,000 shares authorized and 0 shares issued and outstanding.  The Company received additional paid-in capital from Windgate Global LLC in the amount of $150,000, as well as expenses paid in the amount of approximately $33,800, for the period from May 13, 2010 (inception) to September 30, 2010.  The Company repaid approximately $19,000 to Windgate Global LLC for the expenses paid during the period ending September 30, 2010.

NOTE 4 - RELATED PARTY TRANSACTIONS

Windgate Global LLC paid the start-up costs on behalf of the Company in the amount of approximately $33,800 for the period from May 13, 2010 (inception) to September 30, 2010.  The Company repaid Windgate Global LLC approximately $19,000 during the period from May 13, 2010 (inception) to September 30, 2010.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 12, 2010, the date the financial statements were available to be issued.

In November, 2010 the Company distributed $10,000 to an escrow account for the intent to purchase a hotel.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$4,000
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action.  Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

Since inception, the Company has issued 5,500,000 shares of common stock.  Such shares were issued at a price less than the price of the Shares offered by the Company pursuant to this registration:

In January 2011, shortly after its inception, the Company issued an aggregate of 5,000,000 shares of common stock to Windgate Global, LLC, a Delaware limited liability company, in connection with the acquisition of Windgate Capital Partners, LLC, a Delaware limited liability company, from Windgate Global, LLC.  Such shares of the Company were issued to pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The Company has also issued the following securities since its inception.  Such securities were also issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as follows:

In January 2011, the Company issued 250,000 shares of its common stock to each of Tiber Creek Corporation and MB Americus, LLC.  No monetary consideration was received by the Company in payment for such shares (a total of 500,000 shares).

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1	Purchase and Sale Agreement
2.2	Purchase and Sale Agreement
2.3	Addendum to Purchase and Sale Agreement
3.1	Certificate of Incorporation,
3.2	By-laws
4.1	Form of stock certificate for shares of common stock
5.0**	Opinion of Counsel on legality of securities being registered
10.4**	Form of subscription agreement for sale of the shares
23.1	Consent of Accountants
23.2**	Consent of Attorney (as part of Exhibit 5.0)
____________________
** To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.
(3). To remove from registration by means of a post-effective amendment any of the securities that remainunsold at the termination of the offering.
(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrantpursuant to this registration statement, regardless of the underwriting method used to sell the securities tothe purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:
i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material informationabout the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bozeman, State of Montana on February 7, 2011.

/s/ Michael B. Elliott
Michael B. Elliott
Title: Chief Executive Officer
(Principal executive officer)

/s/ Michael B. Elliott
Michael B. Elliott
Title: Chief Executive Officer
(Principal finance and accounting officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael B. Elliott	Director	February 7, 2011
Michael B. Elliott

/s/ Norman W. Nash	Director	February 7, 2011
Norman W. Nash

Lenne Nicklaus-Ball	Director